EXHIBIT 10.2
FIFTH AMENDMENT TO THE
ESCO TECHNOLOGIES INC. 1999 STOCK OPTION PLAN

WHEREAS, ESCO Technologies Inc. (“ESCO”) previously adopted the ESCO Technologies Inc. 1999 Stock Option Plan (“Plan”); and

WHEREAS, ESCO reserved the right to amend the Plan pursuant to Section 16 thereof; and

WHEREAS, effective February 4, 2010, ESCO desires to amend the Plan to remove the restriction that stock issued pursuant to an option granted thereunder must be held for investment purposes only;

NOW, THEREFORE, effective February 4, 2010, Section 13 of the Plan is deleted in its entirety.

IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 4th day of February, 2010.